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                                                       SHERWOOD BRANDS INC.
                                                       6110 Executive Boulevard
                                                       Suite 1080









                             OFFICE BUILDING LEASE












                        CHARLES E. SMITH MANAGEMENT, INC.
                          1735 Jefferson Davis Highway
                        Crystal City, Arlington, Virginia



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                              TABLE OF CONTENTS


                         SPECIFIC AND GENERAL PROVISIONS


                                                                           PAGE
1.     SPECIFIC PROVISIONS ................................................  1

2.     RENT ...............................................................  4
       2.1   Base Annual Rent .............................................  4
       2.2   Additional Rent ..............................................  4
             (a)   Real Estate Taxes ......................................  4
             (b)   Operating Expenses .....................................  4
             (c)   CPI ....................................................  4
             (d)   Changes in Landlord's Fiscal Year ......................  4
       2.3   Additional Rent Estimates and Adjustments ....................  4
       2.4   Rent Adjustment Limit ........................................  5
       2.5   Survival of Rent Obligation ..................................  5
       2.6   Pro Rata Share ...............................................  5
       2.7   Prorated Rent ................................................  5
       2.8   Application of Rent ..........................................  5
       2.9   Late Payment Fee .............................................  5
       2.10  Other Tenant Costs and Expenses ..............................  5

3.     CONSTRUCTION OF PREMISES AND OCCUPANCY .............................  5
       3.1   Tenant Plans,  Construction and  Rent Liability ..............  5
       3.2   Possession ...................................................  6
       3.3   Occupancy Permits ............................................  6

4.     SUBLETTING AND ASSIGNMENT ..........................................  6
       4.1   Consent ......................................................  6
       4.2   Recapture of Premises ........................................  6
       4.3   Excess Rent ..................................................  6
       4.4   Tenant Liability .............................................  6

5.     SERVICES AND UTILITIES .............................................  6
       5.1   Building Standard Services and Utilities .....................  6
       5.2   Overtime Services ............................................  7
       5.3   Excessive Electrical Usage ...................................  7
       5.4   Excessive Heat Generation ....................................  7
       5.5   Security .....................................................  7

6.     USE AND UPKEEP OF PREMISES .........................................  7
       6.1   Use ..........................................................  7
       6.2   Illegal and Prohibited Uses ..................................  7
       6.3   Insurance Rating .............................................  7
       6.4   Alterations ..................................................  7
       6.5   Maintenance by Landlord ......................................  8
       6.6   Signs and Advertising ........................................  8
       6.7   Excessive Floor Load .........................................  8
       6.8   Moving and Deliveries ........................................  8
       6.9   Rules and Regulations ........................................  9
       6.10  Tenant Maintenance and Condition of Premises Upon Surrender ..  9
       6.11  Tenant Equipment .............................................  9

7.     ACCESS .............................................................  9
       7.1   Landlord's Access ............................................  9
       7.2   Restricted Access ............................................  9

8.     LIABILITY ..........................................................  9
       8.1   Personal Property ............................................  9
       8.2   Criminal Acts of Third Parties ...............................  9
       8.3   Public Liability .............................................  9
       8.4   Tenant Insurance ............................................. 10

9.     DAMAGE ............................................................. 10
       9.1   Damages Caused By Tenant ..................................... 10
       9.2   Fire or Casualty Damage ...................................... 10
       9.3   Untenantability .............................................. 10

                                TABLE OF CONTENTS
                                   (Continued)



10.    CONDEMNATION ....................................................... 10
       10.1  Landlord Right to Award ...................................... 10
       10.2  Tenant Right to File Claim ................................... 11

11.    BANKRUPTCY ......................................................... 11
       11.1  Events of Bankruptcy ......................................... 11
       11.2  Landlord's Remedies .......................................... 11
             (a)   Termination of Lease ................................... 11
             (b)   Suit for Possession .................................... 11
             (c)   Non-Exclusive Remedies ................................. 11
             (d)   Assumption or Assignment by Trustee .................... 11
             (e)   Adequate Assurance of Future Performance ............... 11
             (f)   Failure to Provide Adequate Assurance .................. 11

12.    DEFAULTS AND REMEDIES .............................................. 12
       12.1  Default ...................................................... 12
       12.2  Remedies ..................................................... 12
       12.3  Landlord's Right to Relet .................................... 12
       12.4  Recovery of Damages .......................................... 12
       12.5  Waiver ....................................................... 12
       12.6  Anticipatory Repudiation ..................................... 12
       12.7  Tenant Abandonment of Premises ............................... 12

13.    SUBORDINATION ...................................................... 13
       13.1  Subordination ................................................ 13
       13.2  Estoppel Certificates ........................................ 13
       13.3  Attornment ................................................... 13

14.    TENANT HOLDOVER .................................................... 13
       14.1  With Landlord Consent ........................................ 13
       14.2  Without Landlord Consent ..................................... 13

15.    SECURITY DEPOSIT ................................................... 14

16.    QUIET ENJOYMENT .................................................... 14

17.    SUCCESSORS ......................................................... 14

18.    WAIVER OF JURY TRIAL ............................................... 14

19.    LIMITATION OF LIABILITY ............................................ 14

20.    PRONOUNS AND DEFINITIONS ........................................... 14

21.    NOTICES ............................................................ 14
       21.1  Addresses for Notices ........................................ 14
       21.2  Effective Date of Notice ..................................... 14

22.    EXHIBITS; SPECIAL PROVISIONS ....................................... 14
       22.1 Incorporation in Lease ........................................ 14
       22.2 Conflicts ..................................................... 14

23.    CAPTIONS ........................................................... 15

24.    ENTIRE AGREEMENT; MODIFICATION ..................................... 15

25.    SEVERABILITY ....................................................... 15


                                       ii

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     This Lease, made this 14th day of October, 1988 between BUILDING NO. 7
ASSOCIATES, a Maryland limited partnership, (hereinafter referred to as "Landlord"), and SHERWOOD BRANDS INC., a North Carolina corporation, (hereinafter referred to as "Tenant").

     Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1.   SPECIFIC PROVISIONS

     1.1  Demised Premises

          (a)  Space Description: Suite 1080.

          (b) Floor Area: Approximately 2,831 square feet (Washington Board of Realtors Standard Floor Area Measure in effect at the time of execution of this Lease) as shown on Exhibit "A".

          (c)  Building: 6110 EXECUTIVE BOULEVARD

          (d)  Address:  6110 Executive Boulevard
                         Rockville, Maryland 20852

     1.2 Term of Lease: Five (5) years, commencing on December 1, 1988, and expiring on November 30, 1993, both dates inclusive.

     1.3 Base annual rent: THIRTY-SIX THOUSAND THREE HUNDRED and NO/100 ($36,300), payable in equal monthly installments of THREE THOUSAND TWENTY-FIVE and NO/100 Dollars ($3,025.00), hereinafter referred to as "base monthly rent" for the period commencing December 1, 1988 and ending November 30, 1990.

          THIRTY-NINE THOUSAND SIX HUNDRED and NO/l00 Dollars ($39,600.00), payable in equal monthly installments of THREE THOUSAND THREE HUNDRED and NO/l00 Dollars ($3,300.00), hereinafter referred to as "base monthly rent" for the period commencing December 1, 1990 and ending November 30, 1991.

          FORTY-TWO THOUSAND NINE HUNDRED and NO/l00 Dollars ($42,900.00), payable in equal monthly installments of THREE THOUSAND FIVE HUNDRED SEVENTY-FIVE and NO/l00 Dollars ($3,575.00), hereinafter referred to as "base monthly rent" for the period commencing December 1, 1991 and ending November 30, 1992.

          FORTY-SIX THOUSAND SEVEN HUNDRED ELEVEN and 56/100 Dollars ($46,711.56), payable in equal monthly installments of THREE THOUSAND EIGHT HUNDRED NINETY-TWO and 63/100 Dollars ($3,892.63), hereinafter referred to as "base monthly rent" for the period commencing December 1, 1992 and ending November 30, 1993.

     1.4 Base Year: "Base Year" shall mean fiscal year of Landlord ending December 31, 1989.

     1.5 Additional Rent: Payable in equal monthly installments, commencing on December 1, 1989, consisting of each of the following:

          (a) Tenant's pro rata share equal to One and Eleven Hundredths Percent (1.11%) of any increase in Real Estate Taxes over the Base Year Real Estate Taxes for the period commencing December 1, 1989 and ending November 30, 1990; and

          Tenant's pro rata share equal to One and Twenty-One Hundredths Percent (1.21%) of any increase in Real Estate Taxes over the Base Year Real Estate Taxes for the period commencing December 1, 1990 and ending November 30, 1991; and

          Tenant's pro rata share equal to One and Thirty-One Hundredths Percent (1.31%) of any increase in Real Estate Taxes over the Base Year Real Estate Taxes for the period commencing December 1, 1991 and ending November 30, 1992; and

          Tenant's pro rata share equal to One and Forty-Two Hundredths Percent (1.42%) of any increase in Real Estate Taxes over the Base Year Real Estate Taxes for the period commencing December 1, 1992 and ending November 30, 1993; and

          (b) Tenant's pro rata share equal to One and Eleven Hundredths Percent (1.11%) of any increase in Operating Expenses over the Base Year Operating Expenses for the period commencing December 1, 1989 and ending November 30, 1990; and

          Tenant's pro rata share equal to One and Twenty-Two Hundredths
          Percent (1.22%) of any increase in Operating Expenses over the Base Year Operating Expenses for the period commencing December 1, 1990 and ending November 30, 1991; and

          Tenant's pro rata share equal to One and Thirty-Two Hundredths
          Percent (1.32%) of any increase in Operating Expenses over the Base Year Operating Expenses for the period commencing December 1, 1991 and ending November 30, 1992; and

          Tenant's pro rata share equal to One and Forty-Three Hundredths Percent (1.43%) of any increase in Operating Expenses over the Base Year Operating Expenses for the period commencing December 1, 1992 and ending November 30, 1993; and

          (c) A percentage of Base Annual Rent equal to Thirty Percent (30%) of the percentage increase in the CPI over the CPI for "the base period" in the year 1989.

     1.6 Security Deposit: THREE THOUSAND TWENTY-FIVE and NO/l00 Dollars ($3,025.00).

     1.7 (a) Date Tenant approved Preliminary Plans to be furnished: October 4, 1988.

          (b)  Working days to prepare Working Drawings and cost estimate: Ten
               (10).

          (c) Working days to substantially complete construction of demised premises: Twenty-Five (25).

     1.8  Standard Building Operating Days and Hours:

          8:00 A.M. to 6:00 P.M. Monday - Friday

          8:00 A.M. to 1:00 P.M. Saturday

     1.9  Use of Premises:

          General office use in keeping with the quality and nature of this first class office building.

     1.10 (a) Address for Notices to Tenant:

          Sherwood Brands Inc.
          6110 Executive Boulevard
          Suite 1080
          Rockville, Maryland 20852

          (b)  Address for Notices to Landlord:

          Building No. 7 Associates
          c/o Charles E. Smith Management, Inc.
          1735 Jefferson Davis Highway
          Arlington, Virginia 22202

     1.11 Special Provisions:

          LIMIT ON ADDITIONAL RENT                            (See Section 26)
          WAIVER OF RENT                                      (See Section 27)
          LANDLORD IMPROVEMENTS                               (See Section 28)
          PARKING                                             (See Section 29)
          LATE FEE                                            (See Section 30)
          OCCUPANCY PERMITS                                   (See Section 31)
          SUBLETTING                                          (See Section 32)
          BUILDING SERVICES                                   (See Section 33)
          RULES AND REGULATIONS                               (See Section 34)
          LANDLORD'S ACCESS                                   (See Section 35)
          DAMAGE TO THE DEMISED PREMISES                      (See Section 36)
          LANDLORD'S INSURANCE                                (See Section 37)
          CONDEMNATION                                        (See Section 38)
          BANKRUPTCY                                          (See Section 39)
          DEFAULT                                             (See Section 40)
          NON-DISTURBANCE                                     (See Section 41)
          ESTOPPEL CERTIFICATES                               (See Section 42)
          TENANT'S HOLDOVER                                   (See Section 43)
          JURY TRIAL                                          (See Section 44)
          EXECUTION OF DOCUMENT                               (See Section 45)
          ADDITIONAL RENT                                     (See Section 46)
          ALTERATIONS                                         (See Section 47)
          SIGNAGE                                             (See Section 48)
          MOVING AND DELIVERIES                               (See Section 49)
          LANDLORD'S NEGLIGENCE                               (See Section 50)
          MUTUAL WAIVER OF SUBROGATION                        (See Section 51)
          TENANT'S INSURANCE                                  (See Section 52)
          BANKRUPTCY                                          (See Section 53)
          ANTICIPATORY REPUDIATION                            (See Section 54)
          ATTORNMENT                                          (See Section 55)
          SECURITY DEPOSIT                                    (See Section 56)
          TEMPORARY SPACE                                     (See Section 57)
          CONSENTS AND APPROVALS                              (See Section 58)

     1.12 Exhibits to Lease:

          Exhibit "A" - Plan
          Exhibit "B" - Not Applicable
          Exhibit "C" - Building Rules and Regulations
          Exhibit "D" - Janitorial Specifications

     IN WITNESS WHEREOF, Landlord has caused this Lease, comprised of Specific Provisions, General Provisions, Special Provisions and Exhibits to be signed and sealed by one or more of its General Partners, Trustees, or Agents, and Tenant has caused this Lease, as described above, to be signed in its corporate name by its duly authorized officer and its corporate seal to be hereto affixed and duly attested by its Secretary.


WITNESS:                                LANDLORD: BUILDING NO. 7 ASSOCIATES



[ILLEGIBLE]                             BY [ILLEGIBLE]                    (SEAL)
----------------------------------         -------------------------------
                                                    General Partner


                                        BY                                (SEAL)
----------------------------------         -------------------------------




WITNESS:                                TENANT: SHERWOOD BRANDS INC.


CORPORATE
  SEAL     [ILLEGIBLE]                  BY [ILLEGIBLE]                    (SEAL)
----------------------------------         -------------------------------
                                           Vice President - Finance


                                        BY                                (SEAL)
----------------------------------         -------------------------------


                                        BY                                (SEAL)
----------------------------------         -------------------------------





                                      3(a)

                               GENERAL PROVISIONS

2. RENT

     2.1 Base Annual Rent. Tenant shall pay the first monthly installment of Base Annual Rent upon execution of this Lease. Tenant shall pay the remaining monthly installments of Base Annual Rent specified in section 1.3 in advance without deduction or demand, on the first day of each and every calendar month throughout the entire term of the Lease, as specified in section 1.2, to and at the office of Landlord's Agent, Charles E. Smith Management, Inc., 1735 Jefferson Davis Highway, Arlington, Virginia 22202, or to such other person or at such other place as Landlord may hereafter designate in writing.

     2.2 Additional Rent. For purposes of computing additional rent hereunder, the Base Year as used in this Section 2 is stipulated in section 1.4. If dollar amounts for Base Year real estate taxes and operating expenses are stipulated under section 1.4, such dollar amounts shall be used in calculating additional rent for the purposes of this Lease and shall prevail regardless of actual historical dollar amounts for the Base Year. Commencing on the date specified in section 1.5, and continuing throughout the term of this Lease, Tenant shall pay to Landlord as additional rent each of the following:

          (a) Real Estate Taxes. Tenant's pro rata share, as indicated in section 1.5(a), of any increase in real estate taxes during each fiscal year of Landlord over the Base Year real estate taxes. The term "real estate taxes" shall mean all taxes, general and special, levied or assessed on the land and the building improvements of which the demised premises is a part, and on any land and/or improvements now or hereafter owned by Landlord that provide the building on the demised premises with parking or other services.

          (b) Operating Expenses. Tenant's pro rata share, as indicated in section 1.5(b), of any increase in operating expenses during each fiscal year of Landlord over the Base Year operating expenses.

               (i) The term "operating expenses" shall mean any and all expenses incurred by Landlord in connection with the servicing, operation, maintenance and repair of the building and related interior and exterior appurtenances of which the demised premises is a part, and the cost of any services incurred in order to achieve a reduction of or to minimize the increase in operating expenses, including without limitation, management fees, capital expenditures for equipment or systems installed to reduce or minimize increases in operating expenses and capital expenditures required by any governmental ordinance, or depreciation or amortization based on the useful life expectancy of such equipment or systems or expenditures, the cost of contesting the validity or amount of real estate taxes, and periodic increases in ground rent payments under any ground lease existing at the execution of this Lease. Certain of these expenses may be apportioned among two or more buildings in the same complex or locality owned by Landlord and/or managed by Landlord's Agent.

               (ii) Operating expenses shall not include any of the following, except to the extent that such costs and expenses are included in operating expenses as described in subsection 2.2(b)(i) above: capital expenditures and depreciation of the building; painting or decorating of Tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the building; increases in real estate taxes; and brokerage commissions.

          (c) CPI. A percentage of the Base Annual Rent equal to the percent stipulated in section 1.5(c) of the percentage increase in the Index now known as "United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers," all items for Washington, D.C. SMSA (C.P.I.W.)(1967=100)(hereinafter referred to as the "Index"), between the last published Index for each calendar year and the Index published for the same period in the year stipulated in section 1.5(c) (hereinafter "base period"). If such Index shall be discontinued or revised without substitution of a comparable successor Index, the parties shall attempt to agree upon a substitute formula. If the parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing. Any substitute formula determined by arbitration shall include all of the same items included in the Index effective at the execution of this Lease and shall be so designed as to achieve a result as close as possible to the result that would have been achieved if the discontinued Index were available. Costs of any such arbitration shall be shared equally by Tenant and Landlord.

          (d) Landlord shall have the right to change its fiscal year from time to time. If Landlord changes its fiscal year during the term of this Lease, thereby creating a fiscal year with fewer than twelve (12) months (hereinafter "short year"), the real estate taxes and operating expenses for the short year shall be determined on an annualized basis by taking the monthly average of the actual real estate taxes and operating expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in subsections 2.2(a) and (b) for the "short year".

     2.3 Additional Rent Estimates and Adjustments.

     (a) In order to provide for current monthly payments of additional rent, Landlord shall submit to Tenant prior to January 1st of each year a statement of Landlord's estimate of the amount of the increases described in section 2.2 above together with the amount of Tenant's additional rent which is estimated to result from such increases. Commencing on the date stipulated in section 1.5, and continuing throughout the remaining term of this Lease, Tenant shall pay each month one-twelfth (1/12th) of Tenant's pro rata share of Landlord's estimate of the increase in each year for (i) real estate taxes and (ii) operating expenses, over such items for the Base Year. In addition, Tenant shall pay each month one-twelfth (1/12th) of Landlord's estimate of the annual rent increase due to the percentage increase in the Consumer Price Index over the Base Period.

     (b) If payment of additional rent begins on a date other than January 1st under this Lease, in order to provide for current payments of additional rent through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord's estimate of Tenant's additional rent for that partial year, stated in monthly increments, resulting from the increases described in section 2.2 above. Tenant shall make these payments of estimated additional rent together with its installments of base monthly rent.

     (c) After the end of each calendar year, Landlord will as soon as practicable submit to Tenant a statement of the actual increases incurred in real estate taxes and operating expenses for the fiscal year ended during such calendar year over such costs for the Base Year and the actual increase attributable to the increase in the Consumer Price Index over the Base Period. Such statement shall also indicate the amount of Tenant's excess payment or underpayment based on Landlord's estimate. If additional rent paid by Tenant during the preceding calendar year shall be in excess of, or less than, the aggregate of its share of the actual increase incurred by Landlord for real estate taxes and operating expenses, and the actual increase attributable to the increase in the Consumer Price Index, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement. Tenant shall either pay any additional rent due with the installment of rent due for the month following submission of Landlord's statement, or pay any additional rent due within thirty (30) days if the Lease term has expired or is otherwise terminated. Tenant shall deduct its excess payment, if any, from the installment of rent for such month, or following the final year of the Lease term, Tenant shall be reimbursed for any excess payments made.

     (d) Within ten (10) days after receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to request copies of real estate bills and an unaudited statement of "operating expenses of the building" prepared by Landlord's certified public accountant, which shall be supplied to Tenant within a reasonable time after Tenant's written request. Unless Tenant asserts specific error(s) within thirty (30) days after Landlord has complied with Tenant's request, Tenant shall have no right to contest the statement of actual figures for the year submitted by Landlord. No such request shall extend the time for payments as set forth in this section 2.3 above. If Tenant has given proper notice, and if it shall be determined that there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to the next installment of rent or refunded to a Tenant who has vacated the premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten (10) days of receipt of such statement.

     (e) In the event Tenant questions the validity of the statement of operating expenses submitted by Landlord, Tenant shall have the right to examine or have its accountant examine at the office of Landlord's accountant the books and records from which such statement has been prepared. No such examination shall extend the time for payments due in accordance with this section 2.3, however. Tenant shall pay upon demand a reasonable sum to reimburse Landlord for the costs of services of Landlord's accountant in cooperating and assisting in the examination. If any error amounting to more than five (5) percent in the operating expenses statement is found, Landlord shall bear its accountant's costs as aforesaid.

     2.4 Rent Adjustment Limit. Notwithstanding any adjustments to rent as provided for above, in no event shall the total rent to be paid by tenant in any month during the term of this Lease or any extension thereof be less than the base monthly rent stipulated in section 1.3.

     2.5 Survival of Rent Obligation. The obligation of Tenant with respect to the payment of rent, or additional rent as defined in sections 2.2 and 2.10, accrued and unpaid during the term of the Lease, shall survive the expiration or earlier termination of the Lease.

     2.6 Pro Rata Share. Tenant's "pro rata share" stipulated in section 1.5(a) and (b) represents the ratio that the area of the demised premises bears to the total rentable area of office space contained in the building.

     2.7 Prorated Rent. Any rent or additional rent payable for one or more full calendar months in a partial calendar year at the beginning or end of the Lease term shall be prorated based upon the number of months. Any rent or additional rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

     2.8 Application of Rent. No payment by Tenant or receipt by Landlord of lesser amounts of rent or additional rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owed to Landlord by Tenant if Tenant shall be in default when said credit shall be owed.

     2.9 Late Payment Fee. In the event any installment of rent or additional rent due hereunder is not paid within ten (10) calendar days after it is due, then Tenant shall also pay to Landlord as additional rent a late payment fee equal to five percent (5%) of such delinquent rent for each and every month or part thereof that such rent remains unpaid.

     2.10 Other Tenant Costs & Expenses. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation costs of construction and alterations, shall be deemed additional rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent, including assessment of late payment fees.


3.   CONSTRUCTION OF PREMISES AND OCCUPANCY

     3.1. Tenant Plans, Construction and Rent Liability. Tenant shall use its best efforts to deliver to Landlord for its approval, by the date specified in section 1.7(a), preliminary plans approved in writing by Tenant showing its partition, electrical, telephone and all other requirements set forth in Tenant Plans Guidelines (which shall have been provided by Landlord to Tenant). Tenant preliminary plans shall permit the preparation of working drawings and cost estimate, and shall be certified by Tenant's architects or engineers to be in compliance with applicable building and fire codes. Landlord's approval of Tenant plans or work does not constitute certification by Landlord that said plans or work meet the applicable requirements of any building codes, laws, or regulations, nor shall it impose any liability whatsoever upon Landlord. If Tenant's plans are not in compliance with applicable building and fire codes, they shall not be deemed acceptable to Landlord. If Tenant's plans are acceptable to Landlord, Landlord shall have working drawings prepared. Nothing contained in this section 3.1, nor any delay in completing the demised premises, shall in any manner affect the commencement date of this Lease set forth in section 1.2 or Tenant's liability for the payment of rent from such commencement date, except as follows. If Landlord requires longer than the number of working days stipulated in section 1.7(b) to prepare working drawings and prepare the cost estimate following receipt of Tenant's approved preliminary drawings, or if Landlord requires longer than the number of working days stipulated in section 1.7(c) to substantially complete construction improvements in the demised premises, then the date for payment of rent covenanted and reserved to be paid herein shall be put off by one day for each extra day Landlord requires for the foregoing preparation of working drawings and cost estimate and/or substantial completion of construction improvements. For purposes of this section 3.1, substantial completion of construction improvements shall mean when all work to be performed by Landlord pursuant to the approved working drawings has been completed, except for minor items of work and minor adjustments of equipment and fixtures that can be completed after occupancy of the demised premises without causing undue interference with Tenant's reasonsable use of the demised premises (i.e., so-called "punch-list" items). In the event Tenant's plans specify any improvements that are not building standard, however, the delivery and installation of which precludes Landlord from completing the demised premises for Tenant's occupancy by the commencement date hereof, or in the event any work to be performed by Tenant or Tenant's contractors delays Tenant's occupancy by the commencement date hereof, Tenant shall nevertheless remain liable for the payment of rent from such commencement date.

     3.2 Possession. If Landlord shall be unable to tender possession of the demised premises on the date of the commencement of the term hereof, set forth in section 1.2, by reason of: (a) the fact that the premises are located in a building being constructed and which has not been sufficiently completed to make the premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; or (c) for any other reason beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. In the case of holding over, provided Landlord shall promptly institute suit for recovery of the premises and diligently pursue the same, Landlord shall have no responsibility for any delay in tendering possession of the demised premises. Under such circumstances the rent reserved and convenanted to be paid herein shall not commence until possession of the demised premises is tendered to Tenant. No such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to extend the termination date of this Lease set forth in section 1.2. If permission is given to Tenant to enter into possession of the demised premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except that Tenant shall be responsible for payment of rent, in advance, at the rate of 1/30th of the base monthly rent set forth in section 1.3 for each day of such occupancy prior to the date for the commencement of the term of this Lease.

     3.3 Occupancy Permits. Tenant shall be responsible for obtaining occupancy permits and any other permits or licenses necessary for its lawful occupancy of the demised premises.

4.   SUBLETTING AND ASSIGNMENT

     4.1 Consent. Tenant will not sublet the demised premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion to give or withhold. No subletting or assignment hereof shall be effected by operation of law or in any other manner unless with prior written consent of Landlord. Tenant further agrees that any permitted subletting of the demised premises shall be subject to the provisions of section 4.3. No assignment shall be made except for the entire premises demised by this Lease. Tenant further agrees that any permitted assignment of the Lease may be conditioned upon payment of consideration to be agreed upon by Landlord and Tenant. Any subletting or assignment consented to by Landlord shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting; nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease. In the event that Tenant defaults under this Lease in the payment of rent or additional rent, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     4.2 Recapture of Premises. In the event Tenant desires to sublet the demised premises or assign the Lease, Tenant shall give to Landlord written notice of Tenant's intended subtenant or assignee in order to secure Landlord's written consent in accordance with section 4.1. Within ninety (90) days of receipt of said notice, Landlord shall have the right: (i) to terminate this Lease by giving Tenant not less than thirty (30) days' notice in the case of an assignment of the entire Lease or a subletting of more than fifty percent (50%) of the demised premises; or (ii) to terminate this Lease and simultaneously to enter into a new lease with Tenant for that portion of the demised premises Tenant may desire to retain upon the same terms, covenants and conditions of the existing lease as applicable to the space retained. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to all or a portion of the demised premises sixty (60) days prior to the effective termination date for remodeling or redecorating purposes.

     4.3 Excess Rent. In the event Landlord does not exercise its right to terminate this Lease, and Landlord has granted its written consent, Tenant may sublet all or a portion of the demised premises. Any rent accruing to Tenant as the result of such sublease, which is in excess of the pro rata share of rent then being paid by Tenant for the portion of the demised premises being sublet, shall be paid by Tenant to Landlord monthly as additional rent.

     4.4 Tenant Liability. In the event of any subletting of the demised premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain liable to Landlord for payment of the rent stipulated herein and all other covenants and conditions contained herein.


5.   SERVICES AND UTILITIES

     5.1 Building Standard Services and Utilities. Landlord shall furnish sufficient electric current for lighting and office equipment, such as typewriters, calculators, small copiers and similar items, subject to the limitations of section 5.3, water for lavatory and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord's prevailing practices, as they may be established from time to time, except that Landlord shall not be responsible for cleaning Tenant kitchens or private bathrooms, Tenant rugs, carpeting and drapes. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in section 1.8 (exclusive of legal public holidays as defined in section 6 103(a) and

(c) of Title 5 of the United States Code, as it may hereafter be amended, with holidays falling on Saturday observed on the preceding Friday and holidays falling on Sunday observed on the following Monday). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations or any other cause or reason whatever beyond the control of Landlord. Suspension or interruption of services shall not result in any abatement of rent, be deemed an eviction or relieve Tenant of performance of Tenant's obligations under this Lease.

     5.2 Overtime Services. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in section 1.8, upon receipt of at least 72 hours prior written notice from Tenant, Landlord will furnish such additional service at the then prevailing hourly rates, as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours each time overtime services are required.

5.3  Excessive Electrical Usage.

     (a) Tenant will not install or operate in the demised premises any heavy duty electrical equipment or machinery without first obtaining prior written consent of Landlord. Landlord may, among other conditions, require as a condition to its consent for the installation of such equipment or machinery, payment by Tenant as additional rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the demised premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this section and section 5.4.

     (b) The total average consumption of electricity, including lighting, in excess of five (5) watts per square foot for the demised premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

     (c) Landlord may require that one or more separate meters be installed to record the consumption or use of electricity, or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto.

     5.4 Excessive Heat Generation. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the demised premises due to heat generated by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the building of which the demised premises are a part. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment, and its operating costs including without limitation electricity, gas, oil and water, or for excess electrical consumption by the existing cooling system, as appropriate.

     5.5 Security. Any security measures that Landlord may undertake are for protection of the building only and shall not be relied upon by Tenant to protect Tenant, Tenant's property, or employees, or their property.


6.   USE AND UPKEEP OF PREMISES

     6.1 Use. Tenant shall use and occupy the demised premises for the purposes specified in section 1.9 and only in accordance with applicable zoning and other municipal regulations and for no other purpose whatsoever.

     6.2 Illegal and Prohibited Uses. Tenant will not use or permit the demised premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture any commodity therein. Tenant will not use or permit the demised premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the building nor which, in Landlord's opinion, impair the reputation or character of the building of which the demised premises form a part. Tenant shall refrain from and discontinue such use upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.

     6.3 Insurance Rating. Tenant will not do or permit anything to be done in the demised premises or the building of which they form a part or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

     6.4 Alterations.

     (a) Tenant will not make any alterations, installations, changes, replacements, repairs, additions or improvements (structural or otherwise) in or to the demised premises or any part thereof, without the prior written consent of Landlord. All Tenant plans and specifications shall be submitted to Landlord for prior approval. Landlord may, among other things, condition its consent upon Tenant's agreement that any construction up-gradings required by any governmental authority as a result of Tenant's work, either in the demised premises or in any other part of the building, will be paid for by Tenant. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air-conditioning system or the electrical system of the demised premises without the prior written consent of the Landlord. Tenant shall not install or use in the building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written consent of Landlord, and then only as Landlord may direct. Tenant shall not modify or interfere with the heating, ventilating and air-conditioning supply, return or control systems without the prior written consent of Landlord, and then only as Landlord may direct. Landlord may condition its consent upon Tenant's payment of all costs to make such changes, replacements or modifications. Landlord's consent to any work by Tenant or approval of Tenant plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

     (b) All of Tenant's approved work shall be done in accordance with Landlord's Supplemental Rules and Regulations for Contractors and shall be done by duly licensed contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain at its cost any required permits, licenses or inspections for performance of its work. Tenant must obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the demised premises, prior to the commencement of such work. Notwithstanding the aforesaid, if any mechanic's lien shall at any time, whether before, during or after the Lease term, be filed against any part of the building by reason of work, labor, services or materials performed for or furnished to Tenant, Tenant shall forthwith cause the lien to be discharged of record or bonded off to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be discharged or bonded off within five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the lien by paying the amount claimed to be due. The amount paid by Landlord, and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of the lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next following month, or if the Lease term has expired, upon demand.

     (c) All alterations, installations, including without limitation wall to wall carpet and drapery and drapery accessories, changes, replacements, repairs, additions, or improvements to or within the demised premises (whether with or without Landlord's consent), shall at the election of Landlord remain upon the demised premises and be surrendered with the demised premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, repairs, additions to or improvements made by or for Tenant upon the demised premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees that Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the cost of such removal together with the cost of repairing any damage resulting therefrom, and the cost of restoring the premises to its condition at the commencement of the term of this Lease as initially improved by Landlord. Approximately sixty (60) days prior to Tenant's scheduled vacation of the demised premises, Landlord and Tenant shall meet to decide what items shall be removed and what items shall remain. At such time Tenant shall deposit with Landlord an amount equal to the estimated costs of removal and/or restoration of the demised premises, which work shall be performed by or for Landlord at Tenant's expense.

     (d) In the event that either Landlord or Tenant, during the term hereby demised, shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance, to repair, alter, remove, reconstruct, or improve any part of the demised premises or of the building of which said premises are a part, then Tenant shall make or Tenant shall be required to permit Landlord to perform such repairs, alterations, removals, reconstructions, or improvements without effect whatsoever to the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of rent because of such repairing, alteration, removal, reconstruction, or improvement.

     6.5 Maintenance By Landlord. Landlord shall maintain all public or common areas located in the building, including external and structural parts of the building that do not comprise a part of the demised premises and are not leased to others. Such maintenance shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of sections 2.2 and 2.3.

     6.6 Signs & Advertising. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the building, or inside of the demised premises where it may be visible from the public areas of the building, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve. Landlord shall have the right to prohibit any advertisement or publication of Tenant on or off-premises which in Landlord's opinion tends to impair the reputation or character of the building, Landlord or its agent. Tenant shall refrain from and discontinue such advertisement or publication upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.

     6.7 Excessive Floor Load. Landlord shall have the right to prescribe the weight and method of installation and position of safes, computer equipment, or other heavy fixtures or equipment. Tenant will not install in the demised premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity of the building. Landlord may prescribe the placement and positioning of all such objects within the building, and such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe if necessary. All damage done to the building by installing or removing a safe or any other article of Tenant's office equipment, or due to its being in the demised premises, shall be repaired at the expense of Tenant.

     6.8 Moving & Deliveries.

     (a) Moving in or out of the building is prohibited on days and hours specified in section 1.8. Tenant shall provide Landlord with forty-eight (48) hours advance written notice of any move and obtain Landlord's approval therefor in order to facilitate scheduling use of freight elevators and loading area.

     (b) No freight, furniture or other bulky matter of any description shall be received into the building or carried in the elevators, except as authorized by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant shall promptly remove from the public area adjacent to said building any of Tenant's property delivered or deposited there.

     (c) Any and all damage or injury to the demised premises or the building caused by moving the property of Tenant into or out of the demised premises shall be repaired at the sole cost of Tenant. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts used in delivery, receipt or movement of freight, supplies, furniture, or fixtures shall be equipped with rubber tires and side guards. Tenant shall cooperate in identifying delivery contractors and movers causing damage to the building.

     6.9 Rules and Regulations. Tenant shall, and shall insure that Tenant's agents, employees, invitees and guests, faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit C, attached hereto and made a part hereof, and such other reasonable rules and regulations as Landlord may make, which shall not substantially interfere with the intended use of the demised premises, which in Landlord's judgment are needful for the general well being, operation and maintenance of the demised premises and the building of which they are a part, together with their appurtenances, unless waived in writing by Landlord. In addition to any other remedy provided for herein, Landlord shall have the right to impose a fine of $200 per incident for violations of Building Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. Further, it shall be in Landlord's reasonable judgment to determine whether Tenant is in compliance with the Rules and Regulations.

     6.10 Tenant Maintenance & Condition of Premises Upon Surrender. Tenant will keep the demised premises and the fixtures and equipment therein in good order and condition, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and condition as the premises shall be at the commencement of the term of this Lease, subject to the provisions of section 6.4(c), ordinary wear and tear excepted.

     6.11 Tenant Equipment. Maintenance and repair of equipment such as special light fixture, kitchen fixtures, auxiliary heating, ventilation, or air-conditioning equipment, private bathroom fixtures and any other type of special equipment together with related plumbing or electrical services, or Tenant rugs, carpeting and drapes within the demised premises, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to Tenant equipment at Tenant's expense. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.


7.   ACCESS

     7.1 Landlord's Access. Landlord, its agent or employees, shall have the right to enter the demised premises at all reasonable times (a) to make inspections or to make such repairs and maintenance to the demised premises or repairs and maintenance to other premises as Landlord may deem necessary; (b) to exhibit the premises to prospective tenants during the last six (6) months of the term of this Lease; and (c) for any purpose whatsoever relating to the safety, protection or preservation of the building of which the demised premises form a part.

     7.2 Restricted Access. No additional locks, other devices or systems which would restrict access to the demised premises shall be placed upon any doors without the prior consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the demised premises for emergency and routine maintenance purposes. Unless access to the demised premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the demised premises or to those portions thereof which are inaccessible. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in rent.


8.   LIABILITY

     8.1 Personal Property. All personal property of Tenant in the demised premises or in the building of which the demised premises is a part shall be at the sole risk of Tenant. Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof, unless such damage, theft or misappropriation is directly attributable to the negligence of Landlord, its agents or employees. Landlord shall not be liable for any accident to or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus, unless caused by and due to the negligence of Landlord, its agents or employees. Landlord shall not, in any event, be liable for damages to property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claimed by reason of damage to Tenant's property, unless said damages are proved to be the direct result of negligence of Landlord, its agents or employees. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which affect the building of which the demised premises is a part, due to construction on contiguous premises.

     8.2 Criminal Acts of Third Parties. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.

     8.3 Public Liability. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted upon the demised premises. Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the demised premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said premises. Tenant agrees to hold Landlord harmless against all such claims, and indemnify Landlord from all damages and the expense of defending all such claims.

8.4  Tenant Insurance.

     (a) Tenant at its cost shall maintain as named insured, during the term of this Lease, public liability and property damage insurance with at least a single combined liability and property damage limit of $1,000,000.00, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises. All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of sections 8.1, 8.2 and 8.3. Landlord and Landlord's Agent shall be named as additional insureds. The policy shall contain cross-liability endorsements, and an assumed contractual liability endorsement that refers expressly to this Lease.

     (b) Tenant at its cost shall maintain as named insured, during the term of this Lease, fire and extended coverage insurance on the demised premises and its contents, including any leasehold improvements made by Tenant, in an amount sufficient so that no co-insurance will be payable in case of loss.

     (c) Tenant shall increase its insurance coverage as required not more frequently than each three (3) years, if in the opinion of the mortgagee of the building or Landlord's insurance agent the amount of public liability and property damage insurance coverage at that time is not adequate.

     (d) All insurance required under this Lease shall be issued by insurance companies authorized to do business in the jurisdiction where the building of which the demised premises is a part is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring 30 days' written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the term, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

     (e) Notwithstanding the fact that any liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery.

9.   DAMAGE

     9.1 Damages Caused By Tenant. Subject to the provisions of section 9.2, all injury to the demised premises and other portions of the building of which it is a part, caused by Tenant, its agents, employees, invitees and visitors, will be repaired by Landlord at the expense of Tenant, except as otherwise provided in section 6.11, or repaired by Tenant with Landlord's approval in accordance with
Section 6. Tenant shall reimbuse Landlord for such repairs within ten (10) days of receipt of invoice from Landlord of the costs. At its election, Landlord may regard the same as additional rent, in which event the cost shall become additional rent payable with the installment of rent next becoming due after notice is received by Tenant from Landlord. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

     9.2 Fire or Casualty Damage. In the event of damage or destruction of the demised premises by fire or any other casualty without the fault or neglect of Tenant, its agents, employees, invitees or visitors, this Lease shall not be terminated, but structural damage to the premises including demising partitions and doors shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the building or any improvements to the demised premises in excess of those provided for as building standard items as of the commencement date of this Lease. Tenant shall be responsible for the repair and restoration of the demised premises and Tenant's property beyond Landlord's obligation at no cost to Landlord, in accordance with the provisions of Section 6, for which it shall maintain adequate insurance pursuant to section 8.4 herein. In the event of fire or casualty damage to the demised premises caused by the fault or neglect of Tenant, its agents, employees, invitees or visitors, Landlord shall restore structural damages as described herein at Tenant's cost and expense. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect.

     9.3 Untenantability. If the condition referred to in section 9.2 is such so as to make the entire premises untenantable, then the rental which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the premises have been fully and completely restored by Landlord. Any unpaid or prepaid rent for the month in which said condition occurs shall be prorated. If the premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of said premises, Tenant shall be required to pay rental covering only that part of the premises that it is able to occupy, based on that portion of the total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all the premises covered by this Lease. In the event the premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable, and it shall require more than ninety (90) days from the date of said fire or other casualty for Landlord to complete restoration of same, then Landlord, upon written notice to Tenant, may terminate this Lease, in which case the rent shall be apportioned and paid to the date of said fire or other casualty. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. No compensation, or claim, or diminution of rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the demised premises or any portion of the building of which they are a part.


10.  CONDEMNATION

     10.1 Landlord Right to Award. Tenant agrees that if the whole or a substantial part of the demised premises shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation. All rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to

Landlord. Upon such condemnation or taking, the term of this Lease shall cease and terminate from the date of such governmental taking or condemnation. If a portion of the building or the demised premises is taken or condemned, and the remainder in Landlord's opinion is not economically usable, Landlord shall notify Tenant of the termination of this Lease effective as of the date of such governmental taking or condemnation. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If less than a substantial part of the demised premises is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder is usable by Tenant, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For the purposes of this Section 10, a substantial part of the demised premises shall be considered to have been taken if more than fifty percent (50%) of the demised premises are unusable by Tenant.

     10.2 Tenant Right to File Claim. Nothing in section 10.1 shall preclude Tenant from filing a separate claim against the condemning authority for the undepreciated value of its leasehold improvements and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.


11.  BANKRUPTCY

     11.1 Events of Bankruptcy. The following shall be Events of Bankruptcy under this Lease:

          (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

          (b) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

          (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

          (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.


11.2 Landlord's Remedies.

     (a) Termination of Lease. Upon occurrence of an Event of Bankuptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this section 11.2(a) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of section 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this section 11.2(a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

     (b) Suit for Possession. Upon termination of this Lease pursuant to section 11.2(a), Landlord may proceed to recover possession under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable.

     (c) Non-Exclusive Remedies. Without regard to any action by Landlord as authorized by section 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

     (d) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

     (e) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in section 11.2(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty-day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (ii) Both the average and median of Tenant's gross receipts in the ordinary course of business during the six-month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (iii) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the base rent), in advance of the performance or provision of such services; (iv) The Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises; (v) The Trustee must agree that the use of the premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the building.

     (f) Failure to Provide Adequate Assurance. In the event Tenant is unable to
(i) cure its defaults, (ii) reimburse the Landlord for its monetary damages,
(iii) pay the rent due under this Lease, and all other payments required of Tenant under this Lease on time (or within five (5) days), or (iv) meet the criteria and obligations imposed by section 11.2(e) above, Tenant agrees, in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with section 11.2(a) above.

12.  DEFAULTS & REMEDIES

     12.1 Default. It is agreed that Tenant shall be in default if: Tenant shall fail to pay the rent, or any installments thereof as aforesaid, at the time the same shall become due and payable and/or any additional rent as herein provided although no demand shall have been made for the same; or Tenant shall violate or fail or neglect to keep and perform any of the convenants, conditions and agreements, or rules and regulations herein contained on the part of Tenant to be kept and performed.

     12.2 Remedies. In each and every such event set forth in section 12.1 above, from thenceforth and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate, and Landlord shall be entitled to the possession of the demised premises and to re-enter the same without demand of rent or demand of possession of said premises and may forthwith proceed to recover possession of the demised premises by process of law, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain answerable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry, including reasonable attorney's fees and court costs. If, under the provisions hereof, seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement therefor shall be made, such action shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained. No waiver of any breach of any covenant, condition or agreement, herein contained, on one or more occasions shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord.

     12.3 Landlord's Right to Relet. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant's default as provided in Sections 11 or 12, or if Tenant shall abandon or vacate the premises before the expiration or termination of the term of this Lease, the demised premises may be relet by Landlord for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, other collection costs, brokerage fees, and expenses of placing the premises in first-class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting. In no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

     12.4 Recovery of Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been ascertained by successive relettings, or, at Landlord's option, may be deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term). The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this section 12.4 may be limited by the limitations of damage provisions of the Bankuptcy Code.

     12.5 Waiver. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition, agreement, rule or regulation herein contained shall operate as a waiver of such covenant, condition, agreement, rule or regulation itself, or of any subsequent breach thereof.

     12.6 Anticipatory Repudiation. If, prior to the commencement of the term of this Lease, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation attorneys' fees, brokerage fees, costs of reletting, loss of rent, etc. It is agreed between the parties that for the purpose of calculating Landlord's damages, in a building which has other available space at the time of Tenant's breach, the premises covered by this Lease shall be deemed the last space rented, even though the premises may be rerented prior to such other vacant space. Tenant shall pay in full for all tenant improvements constructed or installed within the demised premises to the date of the breach, and for materials ordered at its request for the demised premises.

12.7 Tenant Abandonment of Premises.

     (a) Abandonment. If the demised premises shall be deserted or vacated by Tenant for thirty (30) consecutive days or more without notice to Landlord, and Tenant shall have failed to make the current rental payment, the premises may be deemed abandoned. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or at law.

     (b) Landlord Right to Enter and to Relet. If Tenant vacates or abandons the premises as defined above, Landlord may, at its option, enter into the premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy, Landlord, as agent of Tenant, may relet the whole or any part of the premises for the whole or any part of the then unexpired lease term. For the purposes of such reletting, Landlord may make any alterations or modifications of the premises considered desirable in its sole judgment.

     (c) Rights to Dispose of Tenant Property. If Tenant vacates or abandons the premises as defined above, any property that Tenant leaves on the premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord, shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder.

     (d) Transfer of Tenant Property to Creditors. If Tenant vacates or abandons the premises, as defined above, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or of a security interest in any of Tenant's property abandoned in the premises, turn over such property to the claimant with no liability to Tenant.

13.  SUBORDINATION

     13.1 Subordination. This Lease is subject and subordinate to the lien of all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request promptly execute any requisite or appropriate certificate, subordination agreement or other document.

     13.2 Estoppel Certificates. Tenant shall execute and return within ten (10) working days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state the amount of base monthly rent and the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent; that there is no present default on the part of Landlord, or attach a memorandum stating any such instance of default; that Tenant has no right to setoff and no defense or counterclaim against enforcement of its obligations under the Lease; and that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals. Failure to deliver the certificate within the ten (10) working days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) working days, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party. Notwithstanding the foregoing, the party secured by any mortgage or deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such mortgage or deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such mortgage or deed of trust or the purchaser under any such foreclosure sale. Tenant covenants and agrees that it will, at the written request of the party secured by any such mortgage or deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said mortgage or deed of trust to the lien of this Lease. At the option of any landlord under any ground or underlying lease to which the lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder.

     13.3 Attornment. Tenant convenants and agrees to attorn to any successor to Landlord's interest in any ground or underlying lease, and in that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor. In any case, such landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made. Neither shall such landlord or successor under such ground or underlying lease be bound by this Lease or any amendment or modification of this Lease unless, prior to the termination of such ground or underlying lease, a copy of this Lease or amendment or modification thereof, as the case may be, shall have been delivered to such landlord or successor.


14.  TENANT HOLDOVER

     14.1 With Landlord Consent. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the term of this Lease, to remain in the premises after the expiration of the term of this Lease, then and in that event, Tenant shall, by virtue of this holdover agreement, become a tenant by the month at the rent stipulated by Landlord in said holdover agreement, commencing said monthly tenancy with the first day next after the end of the term above demised. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit said premises. Tenant shall be entitled to thirty (30) days' written notice to quit said premises, except in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.

     14.2 Without Landlord Consent. In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the term hereby created, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly rent which is three times the total rent (base monthly rent, as stipulated in section 1.3, plus additional rent, as stipulated in section 1.5) applicable to the last month of this Lease. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct' and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the term of this Lease shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of this Lease or any renewal thereof toward payment for use and occupancy of the premises subsequent to the expiration of the term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-enter and take possession of said premises without process, or by any legal process in force. Notwithstanding the foregoing, Tenant's holdover without Landlord consent due to acts of God, riot, or war shall be at the total rent applicable to the last month of the term for the duration of the condition (but not to exceed ten days), but such continued occupancy shall not create any renewal of the term of this Lease or a tenancy from year-to-year, and Tenant shall be liable for any loss and damages suffered by Landlord as described above.


15.  SECURITY DEPOSIT

     15.1 Tenant shall deposit with Landlord simultaneously with the execution of this Lease, the amount stipulated in section 1.6 as a security deposit. Provided Tenant is not in default in the payment of rent or any other charges due Landlord, and further provided the demised premises are left in good condition, reasonable wear and tear excepted, as described in section 6.10, said deposit (which shall not bear interest to Tenant) shall be returned to Tenant within thirty (30) days after the termination of this Lease. If Tenant is in default or if the premises are not left in good condition, then the security deposit shall be applied to the extent available on account of sums due Landlord or the cost of repairing damages to the demised premises. In the event of the sale or transfer of Landlord's interest in the building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.


16.  QUIET ENJOYMENT

     16.1 So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this section shall prevent Landlord from performing alterations or repairs on other portions of the building not leased to Tenant, nor shall performance of such alterations or repairs be construed as a breach of this convenant by Landlord.


17.  SUCCESSORS

     17.1 All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors, and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the premises.


18.  WAIVER OF JURY TRIAL

     18.1 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other one or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the demised premises, and/or any claim of "injury or damage."


19.  LIMITATION OF LIABILITY

     19.1 Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.


20.  PRONOUNS & DEFINITIONS

     20.1 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

     20.2 Wherever the word "premises" is used in this Lease, it shall refer to the demised premises described in section 1.1, unless the context clearly requires otherwise.


21.  NOTICES

     21.1 Addresses for Notices. All notices required or desired to be given hereunder by either party to the other shall be personally delivered or given by certified or registered mail and addressed as specified in section 1.10. Either party may, by like written notice, designate a new address to which such notices shall be directed.

     21.2 Effective Date of Notice. Notice shall be deemed to be effective when personally delivered or received or rejected unless otherwise stipulated herein.


22.  EXHIBITS; SPECIAL PROVISIONS

     22.1 Incorporation in Lease. It is agreed and understood that any Exhibits and Special Provisions referred to in sections 1.11 and 1.12, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

     22.2 Conflicts. If there is a conflict between a Special Provision hereto and the Specific Provisions or General Provisions of this Lease, the Special Provision shall govern.

23.  CAPTIONS

     23.1 All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.


24.  ENTIRE AGREEMENT; MODIFICATION

     24.1 This Lease, all Exhibits hereto, and Special Provisions incorporated herein by reference contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.


25.  SEVERABILITY

     25.1 The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

26.  LIMIT ON ADDITIONAL RENT

     26.1 Notwithstanding the provisions of section 2.2(c), Landlord agrees that the additional rent stipulated in section 1.5(c) based upon increases in the CPI that Tenant is obligated to pay in any calendar year during the term of this Lease, shall not be more than Four Percent (4%) above the total of base annual rent stipulated in section 1.3 and additional rent stipulated in section 1.5(c) payable for the preceding calendar year.

     26.2 Notwithstanding the provisions of section 2.2(b), Landlord agrees that the additional rent stipulated in section 1.5(b) based upon increases in operating expenses that Tenant is obligated to pay in any calendar year during the term of this Lease, shall not be more than Nine Percent (9%) above the additional rent for operating expenses stipulated in section 1.5(b) payable for the preceding calendar year.


27.  WAIVER OF RENT

     27.1 Notwithstanding anything to the contrary in section 2.1, Landlord agrees to waive the first Six (6) months' Base Annual Rent due hereunder.


28.  LANDLORD IMPROVEMENTS

     28.1 Landlord agrees at its expense to remodel or make improvements to the demised premises substantially in accordance with the attached plan (Exhibit "A"), including painting, rearranging of floor telephone and floor electrical outlets, recarpeting with building standard carpet, installing a new ceiling with recessed lighting, new shelving and dedicated power outlets as required. Landlord makes no representation that carpeting or special improvements that may presently be in the demised premises will remain for Tenant's use.

     28.2 In the event Landlord has not substantially completed remodeling the demised premises within Sixty (60) days after the Lease Commencement Date, then Tenant's obligation to pay rent shall abate until substantial completion is achieved.


29.  PARKING

     29.1 Landlord agrees to arrange for parking in the garage of the building described in section 1.1 for up to Nine (9) automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service.


30.  LATE FEE

     30.1 In section 2.9, change 'five percent (5%)' to "two percent (2%)"; and in the last line, after 'unpaid' insert "provided, however, that the maximum late fee on any single due amount shall not exceed Twenty-Four Percent (24%)".


31.  OCCUPANCY PERMIT

     31.1 Notwithstanding anything to the contrary in section 3.3, Landlord, with Tenant's cooperation, will obtain the necessary occupancy permit.


32.  SUBLETTING

     32.1 In section 4.1, in the third line, after 'consent' insert "which shall not be unreasonably withheld" and delete the rest of the sentence; and delete the 5th sentence entirely.

     32.2 In section 4.2, delete the last sentence entirely.

     32.3 Notwithstanding the provisions of section 4.3 to the contrary, in the event Landlord does not exercise its right to terminate this Lease, Tenant may sublet all or a portion of the demised premises after first obtaining the written consent of the Landlord, provided that Fifty Percent (50%) of the excess of any rent accruing to Tenant as a result of such sublease over the rent then being paid by Tenant shall be paid by Tenant to the Landlord as additional monthly rent.


33.  BUILDING SERVICES

     33.1 In section 5.1, in the first line, after 'furnish' insert "24 hours per day, 7 days per week"; in the second line, after "calculators" insert "desktop computers".

     33.2 Notwithstanding anything to the contrary in Section 5.1, Landlord will operate and maintain the building to standards consistent with other first class buildings in Rockville, and will use its best efforts to repair and maintain the building properly.

     33.3 In subsection 5.3(b), in the third line, change 'two (2)' to "four
(4)".


34.  RULES AND REGULATIONS

     34.1 In section 6.9, delete the 2nd sentence entirely and add the following at the end of the paragraph:

          "However, any such additional rules and regulations must be reasonable and Tenant shall not be bound thereby until after thirty (30) days' prior written notice of such rule or regulation."


35.  LANDLORD'S ACCESS

     35.1 In section 7.1, in the fourth line, change 'six (6)' to "three (3)".

     35.2 Notwithstanding Landlord's access rights, Landlord shall not unreasonably disturb or adversely affect Tenant's business.


36.  DAMAGE TO THE DEMISED PREMISES

     36.1 In section 9.1, in the third line, after 'Landlord' insert "after ten
(10) days' prior written notice to Tenant".

     36.2 Notwithstanding anything in section 9.1, Landlord's repairs shall not exceed in quality the level of improvements in the demised premises as existing prior to such damage.

     36.3 In section 9.3, in the 9th line, after 'then Landlord' insert "or Tenant" and in the 10th line, change 'Tenant' to "the other".


37.  LANDLORD'S INSURANCE

     37.1 Landlord shall obtain and maintain fire and casualty insurance covering the Building in an amount equal to its replacement value.

38.  CONDEMNATION

     38.1 In section 10.1, in the seventh line, before 'opinion' insert "or Tenant's"; after 'Landlord' insert "or Tenant"; and change 'Tenant' to "the other".


39.  BANKRUPTCY

     39.1 In subsection 11.1(b), in the first line, after 'assets' insert "which is not dismissed within thirty (30) days".


40.  DEFAULT

     40.1 Notwithstanding anything to the contrary in sections 2.1 and 12.l, if Tenant defaults in the payment of rent, or defaults in the performance of any other covenants, conditions and agreements, or rules and regulations herein contained, Landlord shall give Tenant written notice of such default. If Tenant fails to cure any rent (or additional rent) default within ten (10) days, or fails to cure any other default within twenty (20) days after such notice, or if such other default is of such nature that it cannot be completely cured within said twenty (20) days, if Tenant does not commence such curing within twenty
(20) days and thereafter proceed with reasonable diligence and in good faith, then Landlord may terminate this Lease on not less than ten (10) days notice to Tenant. On the date specified in such notice, the term of this Lease shall terminate, and Tenant shall then quit and surrender the premises to Landlord. If this Lease shall have been so terminated by Landlord, Landlord may at any time thereafter take possession of the demised premises by any lawful means and remove Tenant or other occupants and their effects. Nevertheless, in the event Tenant fails to pay rent two (2) times or more in any twelve (12) month period or repeatedly or continuously violates covenants, conditions and agreements or rules and regulations herein contained, then Landlord shall not be required to send written notice before proceeding with its remedies under section 12. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant under the Lease, which works a hardship upon Landlord and deprives Landlord of the timely performance by Tenant hereunder.

     40.2 Notwithstanding anything in section 12, Landlord will use its best efforts to mitigate Tenant's damages.


41.  NON-DISTURBANCE

     41.1 Notwithstanding anything to the contrary in section 13, Landlord agrees to use its best efforts to obtain a nondisturbance agreement from existing and future mortgagees granting unto Tenant the right to continue peacefully in possession of the demised premises in the event of foreclosure under any existing or future deed of trust or termination of any existing or future ground lease, as long as Tenant is not in default under this Lease. Such agreement shall be contingent upon Tenant's agreement to attorn to and recognize any purchaser at any foreclosure sale, any subsequent ground lessor, its successors or assigns, as the successor-in-interest to Landlord in the event of foreclosure or termination of such ground lease.


42.  ESTOPPEL CERTIFICATES

     42.1 In section 13.2, delete the fourth sentence entirely.

43.  TENANT'S HOLDOVER

     43.1 In section 14.2, in the third line, change 'three' to "one and one half".

44.  JURY TRIAL

     44.1 Section 18.1 is hereby deleted in its entirety.


45.  EXECUTION OF DOCUMENT

     45.1 In the event Tenant does not execute and return this document by the close of business on October 7, 1988, then Landlord may market the subject space to others without further notice to Tenant.


46.  ADDITIONAL RENT

     46.1 Notwithstanding anything in section 2.2, Operating Expenses shall not include: costs incurred in improving or remodeling any space for tenants in the building; any costs reimbursed to Landlord by insurance or any other third party.

     46.2 In subsection 2.3 (d), in the 8th line, after 'refunded' insert "within ten (10) business days".


47.  ALTERATIONS

     47.1 In subsection 6.4 (b), in the ninth and tenth lines, change 'five (5)' to "thirty (30)".


48.  SIGNAGE

     48.1 Landlord will provide Tenant with a listing on the building directory and a sign for Tenant's suite entrance.


49.  MOVING AND DELIVERIES

     49.1 In subsection 6.8 (a), at the end of the 1st sentence, add "except as Tenant may otherwise agree with the building manager".


50.  LANDLORD'S NEGLIGENCE

     50.1 (a) Nothing contained in section 8.2 shall be construed to require Tenant to indemnify and hold harmless Landlord, its agents or employees, from Landlord's liability to third parties for its negligent or willful acts or omissions or the expenses of defending against claims arising therefrom.

     (b) Notwithstanding anything to the contrary in section 8, Landlord shall be liable for its negligent or willful acts or omissions and that of its agents or employees.

51.  MUTUAL WAIVER OF SUBROGATION

     51.1 Tenant hereby waives any right it may have against Landlord or Landlord's Agent on account of any loss or damage occasioned to Tenant, its property, the Demised Premises or its contents arising from any risk generally covered by fire and extended coverage insurance, whether or not such a policy shall be in force. Landlord hereby waives any rights it may have against Tenant on account of any loss or damage occasioned to Landlord, its property, or to the Building of which the Demised Premises are a part arising from any risk generally covered by fire and extended coverage insurance, whether or not such a policy shall be in force.


52.  TENANT'S INSURANCE

     52.1 In subsection 8.4 (b), in the second line, insert an apostrophe after 'demised premises' and delete 'and its'.


53.  BANKRUPTCY

     53.1 Subsection 11.2 (e) is hereby deleted entirely.

     53.2 In subsection 11.2 (f), in the third line, change 'five (5)' to "ten
(10)".

54.  ANTICIPATORY REPUDIATION

     54.1 In section 12.6, delete the second to last sentence of the paragraph entirely.

55.  ATTORNMENT

     55.1 In section 13.3, delete the last sentence entirely.


     56. SECURITY DEPOSIT

     56.1 Tenant shall open a certificate of deposit account in the name of Charles E. Smith Management, Inc. (Landlord's exclusive agent) at First American Bank, or another local bank reasonably acceptable to Landlord, and shall immediately deposit the amount stipulated in section 1.6 as a security deposit into the account. The account shall be set up so that only Charles E. Smith Management, Inc. will be permitted to withdraw the principal amount until the expiration of this Lease term, or any extensions thereof and Tenant shall provide Charles E. Smith Management, Inc. with a certificate of deposit and signature cards required to draw upon such funds. Provided Tenant is not in default in the payment of rent or any other charges due Landlord, and further provided the demised premises are left in good condition, reasonable wear and tear excepted, as provided in, section 6.10, said deposit shall be returned to Tenant within thirty (30) days after said Lease expiration.

If Tenant is in default or if the premises are not left in good condition, then after notice to Tenant, as provided in section 6.10, the security deposit shall be applied to the extent available on account of sums due Landlord or the cost of repairing damages to the demised premises. Landlord shall have the right to approve any restrictions on its power to draw on such funds due to Tenant's default. In the event of the sale or transfer of Landlord's interest in the building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. All interest accrued on the account and paid by the bank shall belong to Tenant solely, and Landlord shall have no right thereto.

57.  TEMPORARY SPACE

     57.1 If, due to Landlord's fault, Landlord is unable to substantially complete remodeling of the demised premises by December 1, 1988, Landlord will locate alternate space of a minimum 2,200 square feet in the building sufficient to allow Tenant to operate until the demised premises are ready. Landlord will reimburse Tenant's expenses of relocating from such temporary space to the demised premises, including telephone connection expenses, upon presentation of paid receipts or invoices from Tenant's contractors.


58.  CONSENTS AND APPROVALS

     58.1 Whenever Landlord's or Tenant's consent or approval is required hereunder, it shall not be unreasonably withheld or delayed.

                                    EXHIBIT A


                                  [FLOOR PLAN]


                                [GRAPHIC OMITTED]

                                   EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS

1. Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity within the Demised Premises which will create excessive traffic or noise anywhere in the Building.

2. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

3. Tenant shall not bring or keep within the Building any animal, bicycle, motorcycle, or other type of vehicle except as required by law.

4. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Demised Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the Demised Premises or elsewhere in the Building or outside of the Building any equipment or machinery which produces music, sound or noise, which is audible beyond the Demised Premises. Tenant shall not cause improper noises, vibrations or odors within the Building.

5. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage without being in violation of any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Demised Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter "Common Areas") clean and free from rubbish. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property on the Demised Premises, however occurring, or for any damage done to the effects of any tenant by the cleaning service or any other employee or any other person.

6. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord. No tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

7. Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

8. Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon windows of the Demised Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

9. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

10. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Demised Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Demised Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Demised Premises used by Tenant immediately after using such doors. Tenant shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.



                                    Exh. C-1

11. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

12. All keys to the exterior doors of the Demised Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Demised Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word "key" as used herein shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

13. For purposes hereof, the terms "Landlord", "Tenant", "Building" and "Demised Premises" are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. The term "Building" shall include the Demised Premises, and any obligations of Tenant hereunder with regard to the Building shall apply with equal force to the Demised Premises and to other parts of the Building.

14. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part the agreements, covenants, conditions and provisions of any lease of Demised Premises in the Building.




                                    Exh. C-2

                                    EXHIBIT D

                          CLEANING SERVICES BY LANDLORD



A.   Daily
     Monday through Friday except legal holidays.

     1.   Empty waste baskets, clean ash trays.
     2.   Dust accessible areas of desk tops.
     3. Vacuum carpet in elevator lobbies, reception areas, and other high traffic areas.
     4.   Mop spillages on tile floors.


B.   Weekly

     1.   Dust accessible areas of furniture convectors and other furnishings.
     2.   Vacuum office area carpeting.


C.   Monthly

     1.   Mop and buff tile floors.
     2. Dust Venetian blinds, window frames, and exterior of lighting fixtures.
     3.   Clean glass in doors and partitions.
     4.   Spot clean walls.
     5.   Clean telephones.


D.   Quarterly

     1.   Clean and refinish tile floors where necessary.
     2.   Clean baseboards.


E.   Semi-annually

     1.   Wash windows.


F.   Annually

     1.   Wash light fixtures, and lenses.
     2.   Clean Venetian blinds.

NOTE: Cleaners will not move paper or other material from surfaces to be cleaned, dusted or vacuumed. Trash not in waste baskets should be clearly marked "trash". Cleaning of private kitchens or bathrooms is the responsibility of Tenant.

                                ADDITIONAL SPACE
                            FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE made this 1st day of September, 1992, by and between BUILDING NO. 7 ASSOCIATES, a Maryland joint venture (hereinafter "Landlord"), and SHERWOOD BRANDS, INC., a North Carolina corporation (hereinafter "Tenant").

     WITNESSETH:

     WHEREAS, Landlord and Tenant desire to amend that certain lease agreement dated October 14, 1988 (the "Lease"), which provides for the leasing of Suite 1080, consisting of approximately 2,831 square feet on the Tenth (10th) floor at 6110 Executive Boulevard, Rockville, Maryland, as extended to November 30, 1998, by a First Lease Extension Agreement of even date herewith; and

     WHEREAS, Tenant desires to lease an additional area, of 789 square feet on the Tenth (10th) floor of said building known as Suite 1081, as delineated on the attached plan.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. Area. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 1081, containing approximately 789 square feet of additional space on the Tenth (10th) floor (the "additional leased space"), making the total demised premises 3,620 square feet.

          2. Term. The term of the additional leased space shall commence September 1, 1992, and shall expire contemporaneously with the term of the Lease, as extended.

          3. Rent. The base monthly rent for the additional leased space shall be Five Hundred Twenty-Six Dollars ($526.00), thereby increasing the total base monthly rent from Three Thousand Nineteen and 73/100 Dollars ($3,019.73) to Three Thousand Five Hundred Forty-Five and 73/100 Dollars ($3,545.73), payable in advance in accordance with the terms of the Lease.

          4. Additional Rent. Tenant's pro rata share of any increases in real estate taxes and operating expenses commencing December 1, 1992, shall be increased by .40 percentage point from 1.43% to 1.83%.

          5. Acceptance of Space. Tenant shall accept the additional leased space in its existing "as is" condition and shall be obligated for the payment of rent immediately, regardless of any time required by Tenant to construct, alter or redecorate the additional leased space to Tenant's requirements.

          6. Rent Waiver. Provided Tenant is not then in default under any of the terms and conditions of the Lease, then notwithstanding anything to the contrary in Section 2.1 of the Lease, Landlord agrees to waive payment of Two Hundred Thirty-Six and 67/100 Dollars ($236.67) of Base Annual Rent due in each of the first (1st) through the fourth (4th) months of the term for the additional leased space only.

CL1-637

FIRST AMENDMENT TO LEASE
PAGE TWO



          7. Base Year. For the additional leased space only the Base Year for additional rent based on increases in Operating Expenses and Real Estate Taxes shall be calendar year 1992, and the base period for CPI shall be November, 1992.

          8. Parking. Landlord agrees to provide Tenant with one (1) unreserved parking space at no cost for the term of the Lease.

          9. Improvements. Notwithstanding Section 6.4 of the Lease agreement, Landlord agrees that any improvements made to the additional leased space are considered the property of Tenant. In addition, Landlord agrees that all cabinetry, shelving, and plumbing fixtures in the entire premises are the property of Tenant and may be removed at the expiration of the Lease at Tenant's option.

          10. Execution of Document. In the event Tenant does not execute and return this document by the close of business on September 30, 1992, then Landlord may market the subject space to others without further notice to Tenant.

          11. All of the terms and conditions of the Lease, as modified by this First Amendment to Lease, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.


WITNESS:                                LANDLORD: BUILDING NO. 7
                                                  ASSOCIATES



[ILLEGIBLE]                             BY [ILLEGIBLE]                    (SEAL)
----------------------------------         -------------------------------
                                                    Joint Venturer


ATTEST:                                TENANT: SHERWOOD BRANDS, INC.



[ILLEGIBLE]                             BY /s/ Anat Schwartz              (SEAL)
----------------------------------         -------------------------------
Secretary                                  Name: Anat Schwartz
(Corporate Seal)                           Title: VP - Finance

                            LEASE EXTENSION AGREEMENT
                            -------------------------


     THIS LEASE EXTENSION AGREEMENT made this _______ day of _______________, 1992, by and between BUILDING NO. 7 ASSOCIATES, a Maryland joint venture (hereinafter "Landlord"), and SHERWOOD BRANDS, INC., a North Carolina corporation (hereinafter "Tenant").

     WITNESSETH:

     WHEREAS, the parties hereto entered into a lease agreement dated October 14, 1988 (the "Lease"), which provides for the leasing of Suite 1080, consisting of approximately 2,831 square feet of office space in the building located at 6110 Executive Boulevard, Rockville, Maryland for a term expiring November 30, 1993; and

     WHEREAS, the parties hereto desire to extend the term of the aforesaid
Lease.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. The Lease is hereby extended for a further period of Five (5) years, commencing December 1, 1993 and expiring November 30, 1998.

          2. Commencing September 1, 1992, the base monthly rent for the existing and extended terms shall be Three Thousand Nineteen and 73/100 Dollars ($3,019.73).

          3. For the extended term only, the base period for additional rent based on increases in the CPI only shall be November, 1992, and Tenant shall commence paying CPI additional rent on September 1, 1993.

          4. All of the terms and conditions of the Lease as modified by this Lease Extension Agreement, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinabove first written.


WITNESS:                                LANDLORD: BUILDING NO. 7
                                                  ASSOCIATES



[ILLEGIBLE]                             BY [ILLEGIBLE]                    (SEAL)
----------------------------------         -------------------------------
                                                    Joint Venturer


ATTEST:                                TENANT: SHERWOOD BRANDS, INC.



[ILLEGIBLE]                             BY /s/ Anat Schwartz              (SEAL)
----------------------------------         -------------------------------
Secretary                                  Name: Anat Schwartz
(Corporate Seal)                           Title: VP - Finance